Exhibit 4.6

NUMBER	SHARES
ING-___	___

INERGETICS, INC.

INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

SERIES G CONVERTIBLE PREFERRED STOCK

THIS CERTIFIES THAT is the record holder of FULLY PAID AND NON-ASSESSABLE SHARES OF SERIES G CONVERTIBLE PREFERRED STOCK, $1.00 PAR VALUE, $50.00 STATED VALUE OF INERGETICS, INC. (the “Corporation”), transferable on the books of the Corporation in person or by attorney upon surrender of this certificate duly endorsed or assigned. This certificate and the shares represented hereby are subject to the laws of the State of Delaware, and to the Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) the Certificate of Designation of Rights, Preferences and Limitations of Series G Convertible Preferred Stock (the “Certificate of Designation”) and the By-Laws of the Corporation, as now or hereafter amended, to all of which the holder of this certificate by acceptance hereof, assents. THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”) AND CANNOT BE SOLD OR OFFERED FOR SALE OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR PURSUANT TO AN EXEMPTION THEREFROM, THE AVAILABILITY OF WHICH IS TO BE ESTABLISHED TO THE REASONABLE SATISFACTION OF THE CORPORATION. The shares represented by this certificate are convertible into share of Common Stock of the Corporation in the manner as set forth in the Certificate of Designation. The powers, preferences, rights, limitations, and restrictions of the Series G Convertible Preferred Stock are set forth in the Certificate of Designation which has been filed with the Secretary of the State of Delaware, a copy of which is on file at the office of the Corporation. The Corporation shall furnish without charge to the record holder of this certificate upon written request by such holder, copies of the Certificate of Designation, the Certificate of Incorporation and the By-Laws, as well as the document or documents setting for the powers, preference and rights of each of the other classes of the Corporation’s stock or series thereof and the qualifications, limitations or restrictions of such preferences or such rights. This certificate is not valid unless signed by its respective officers as set forth below.

Dated:

Michael C. James
Chief Executive Officer
Chief Financial Officer